REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of June 30, 1998, between U.S. Automotive Manufacturing, Inc., a Delaware corporation (the "Company"), and the person whose name and address appear on the signature page of this Agreement (individually, a "Holder" or collectively with the holders of the Debentures issued in the Offering, each as defined below, the "Holders").


                                    RECITALS

     WHEREAS, simultaneously with the execution and delivery of this Agreement, the Company has accepted the subscription of the Holder in connection with the offering by the Company (the "Offering") of up to U.S.D. $2,250,000 principal amount of the Company's Redeemable Convertible Debentures (the "Debentures"), convertible into shares (the "Conversion Shares") of common stock, $.001 par value, of the Company (the "Common Stock"), all upon the terms set forth in the Company's Confidential Offshore Private Offering Memorandum dated June 22, 1998, as amended or supplemented (the "Offering Memorandum");

     WHEREAS, the Company has agreed to grant to the Holder certain registration rights with respect to the Conversion Shares (the "Registrable Shares"), upon the terms and conditions herein set forth.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.   Incorporation by Reference.

     All capitalized terms used but not otherwise defined herein shall be deemed to have the meaning ascribed to such term in the Offering Memorandum.

     2. Registration Under the 1933 Act.

     (a) The Company shall prepare and file with the Securities and Exchange Commission (the "SEC"), no later than sixty (60) days after the issuance of the Debentures, a Registration Statement covering a sufficient number of shares of Common Stock for the Holders but in no event less than the number of shares of Common Stock into which the Debentures would be convertible at the time of filing of the Registration Statement, and such Registration Statement shall state that, in accordance with Rules 416 and 457 under the Securities Act of 1933, as amended (the "Act"), it also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Debentures




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resulting from adjustments or changes in the Conversion Price, or to prevent dilution resulting from stock splits, or stock dividends. The Company shall cause the Registration Statement to become effective as soon as practicable after the filing thereof;

     (b) For purposes of this Agreement, the term "Registrable Shares" shall mean each of the shares of Common Stock of the Company acquired and beneficially owned by Holder upon the conversion of the Debentures granted in connection with the Offering and any securities issued or issuable with respect to such shares of Common Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. Once issued, any such securities shall cease to be Registrable Shares upon the earlier of (a) the sale of such securities pursuant to an effective registration statement under the Act, (b) the distribution thereof to the public pursuant to Rule 144 (or any successor provision) under the Act, (c) a transfer pursuant to which new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Act or any similar state law then in force, (d) they shall have ceased to be outstanding, or (e) any and all legends restricting transfer of the Registrable Shares under the Act have been or may be removed in accordance with the provisions of Rule 144(k) (or any successor provision) under the Act.

     3. Covenants of the Company With Respect to Registration. The Company hereby covenants and agrees as follows:

     (a) Following the effective date of a Registration Statement, the Company shall, upon the request of Holder, forthwith supply such reasonable number of copies of the Registration Statement, preliminary prospectus and prospectus meeting the requirements of the Act, and other documents necessary or incidental to the public offering of the Registrable Shares as shall be reasonably requested by Holder to permit Holder to make a public distribution of the Registrable Shares. The obligations of the Company hereunder with respect to the Registrable Shares are expressly conditioned on Holder's furnishing to the Company such appropriate information concerning Holder, the Registrable Shares and the terms of Holder's offering of such shares as the Company may reasonably request.

     (b) The Company will pay all costs, fees and expenses in connection with the Registration Statement filed pursuant to Section 2, including, without limitation, the Company's legal and accounting fees, printing expenses and blue sky fees and expenses; provided, however, that Holder shall be solely responsible for the fees of any counsel or advisor retained by Holder in connection with such registration and any transfer taxes or underwriting


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discounts, selling commissions or selling fees applicable to the Registrable
Shares sold by Holder pursuant thereto.

     (c) The Company will use its best efforts to qualify or register the Registrable Shares included in a Registration Statement for offering and sale under the securities or blue sky laws of such states as are reasonably requested by Holder, provided that the Company shall not be obligated to execute or file any general consent to service of process (unless the Company is already then subject to service in such jurisdiction) or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

     (d) The Company shall use its best efforts to cause the Registration Statement to become effective under the Act and to maintain such effectiveness for the period terminating on the date on which all Holders with respect to the Registrable Shares can sell the Registrable Shares pursuant to Rule 144 under the Act without restriction under Rule 144(e) thereof; provided, however, that an Holder may inform the Company in writing that it wishes to exclude all or a portion of its Registrable Shares from such registration.

     (e) Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective under the Act at all times until the date on which all Holders can sell the Registrable Shares pursuant to Rule 144 of the Act without restriction under Rule 144(h) thereof, and to comply with the provisions of the Act with respect to the disposition of all securities covered by the Registration Statement.

     (f) Notify the Holders, at any time when a prospectus relating to Registrable Shares covered by the Registration Statement is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company shall promptly amend or supplement the Registration Statement to correct any such untrue statement or omission.

     (g) Notify the Holders of the issuance by the SEC or any state securities commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time.


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     (h) If so notified by the majority holder, permit a single firm of counsel designated by the holders of a majority in interest of the Registrable Shares to review, at the expense of the holders, the Registration Statement and all amendments and supplements thereto not less than three days prior to their filing, and not file any document in a form to which such counsel reasonably objects.

     (i) If the Common Stock is then listed on a national securities exchange, cause the Registrable Shares to be listed on such exchange. If the Common Stock is not then listed on a national securities exchange, facilitate the reporting of the Registrable Shares on the Nasdaq Bulletin Board, the Nasdaq SmallCap Market, or the Nasdaq National Market, as applicable.

     (j) Take all actions reasonably necessary to facilitate the timely preparation and delivery of certificates bearing no restrictive legend other than providing for sale in accordance with the prospectus delivery requirements of the Act, representing the Registrable Shares to be sold pursuant to the Registration Statement and to enable such certificates to be in such denominations and registered in such names as the Holders or any underwriters may reasonably request.

     (k) Notwithstanding anything contained in this Agreement to the contrary, the Company shall not be obligated to register the Registrable Shares under the Act or maintain the effectiveness of any registration statement filed under
Section 2 hereof if it receives an opinion of counsel to the Company that all of the Registrable Shares may be freely traded without registration under the Act, under Rule 144 of the Act or otherwise. Nothing contained in this Agreement shall require the Company to undergo an audit, other than in the ordinary course of business.

     (l) Except with respect to (i) contractual committments existing on the date hereof, (ii) offerings of securities (other than the Offering) after the date hereof in an amount not to exceed $4,000,000 in the aggregate and (iii) transactions involving mergers and acquisitions of product lines, companies, or businesses or similar transactions, the Company will not file any new registration statement to register any share of its Common Stock sold after the consummation of the Offering at a price (or with an exercise price in the case of sales of a derivative security) less than the then current market price of the Common Stock until such time as (x) any registration statement required to be filed under Section 2 hereof has been filed or (y) the Registrable Shares cease to be Registrable Shares as provided in Section 2(b) hereof. So long as any Registrable Shares remain outstanding any registration statement filed to register shares of Common Stock pursuant to the provisions of (l)(ii) above may be filed at the same time or after any registration statement filed under
Section 2 hereof but not prior thereto.


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     4. Covenant of Holder.

     (a) Holder, upon receipt of notice from the Company that an event has occurred which requires a post-effective amendment to the Registration Statement or a supplement to the prospectus included therein, shall promptly discontinue the sale of the Registrable Shares until Holder receives a copy of a supplemented or amended prospectus from the Company, which the Company shall provide as soon as practicable after such notice.

     (b) Holder agrees to fully cooperate with the Company and to furnish to the Company such information regarding Holder as the Company may from time to time deem reasonably necessary in connection with the preparation and filing of the Registration Statement.


     5. Indemnification.

     (a) In the event of any registration of any the Registrable Shares under the Act, the Company shall indemnify and hold harmless the Holder of the Registrable Shares covered by such registration statement, its directors and officers, and each other person or entity, if any, who controls Holder within the meaning of the Act against any losses, claims, damages or liabilities to which such Holder or any such director or officer may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities caused by or arising out of any untrue statement of a material fact contained in any registration statement under which such securities were registered under the Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished or required to be furnished to the Company by such Holder for use in the preparation thereof and provided, further, that the Company shall not be liable to any person or entity to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such person's or entity's failure to send or file a copy of the final prospectus, as the same may be then supplemented or amended, within the time required by the Act to the person or entity asserting the existence of an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of the Registrable Shares to such person or entity if such statement or

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omission was corrected in such final prospectus or an amendment or supplement thereto.

     (b) As a condition to including any of the Registrable Shares in any registration statement filed pursuant to this Agreement, the Holder of the Registrable Shares, as a prospective seller of the Registrable Shares hereby agrees to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 5) the Company, each director of the Company, each officer, employee or agent of the Company and each other person or entity, if any, which controls the Company within the meaning of the Act, with respect to any statement or alleged statement in, or omission or alleged omission from, such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Holder for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided however that the Holder shall be liable under this paragraph for only that amount of losses, claims, damages, and liabilities as does not exceed the proceeds to such Holder as a result of the sale of Registrable Shares pursuant to such registration, further provided, however, that the foregoing limit on Holder liability shall not apply in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon a statement or alleged statement or omission or alleged omission made in information furnished or required to be furnished to the Company by such Holder for purposes of qualifying for an exemption from the registration requirements under the Act with respect to the offering of securities pursuant to the Offering Memorandum. Any such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by Holder.

     (c) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 5, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to

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assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability, or a covenant not to sue, in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

     6. Amendments. This Agreement may only be amended by a written instrument executed by the Company and the Holder.

     7. Notices. Except as otherwise provided in this Agreement, all notices, requests and other communications to any person provided for hereunder shall be in writing and shall be given to such person (a) in the case of the Holder, addressed to such party at the address set forth on the signature page of this Agreement or such other address as the Holder shall specify to the Company in writing, or (b) in the case of the Company, at the address set forth on the signature page hereto, to the attention of its President, or at such other address, or to the attention of such other officer, as the Company shall have furnished to the Holder in writing with a copy to: Tenzer Greenblatt LLP, 405 Lexington Avenue, New York, New York 10174, Attention: J. Russell Bulkeley, Esq. Each such notice, request or other communication shall be effective (i) if given by mail, 48 hours after such communication is deposited in the mails (except as otherwise provided in Section 1) by first class postage prepaid, addressed as aforesaid or (ii) if given by any other means (including, without limitation, by fax or air courier), when delivered at the address specified above, provided that any such notice, request or communication shall not be effective until received.

     8. Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of Holder shall also be for the benefit of and enforceable by any subsequent holder of the Registrable Shares. Holder agrees, by accepting any portion of the Registrable Shares after the date hereof, to the provisions of this Agreement.



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     9. Governing Law.

     (a) This agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware without reference to the principles of conflicts of laws.

     (b) Each of the Company and Holder hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the federal and state courts of the State of New York located in New York County (the "New York Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the New York Courts and agrees not to plead or claim that such litigation brought in any Virginia Courts has been brought in an inconvenient forum.

     10. Counterparts. This Agreement may be executed by facsimile and may be signed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

     11. Entire Agreement. This Agreement embodies the entire agreement and understanding between the Company and each other party hereto relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

     12. Severability. If any provision of this Agreement, or the application of such provisions to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.



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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                                       U.S. AUTOMOTIVE MANUFACTURING, INC.



                                       By: ________________________________
                                          John W. Kohut
                                          Chairman of the Board

                                       Address:  Route 627, Airport Drive
                                                 Tappahannock, VA  22560

                                       Telephone:   (___)__________
                                       Telecopier:  (___)__________


                                       HOLDER:


                                       ____________________________________
                                       Name:
                                       Title (if entity):


                                       Address:

                                       ______________________________

                                       ______________________________

                                       ______________________________

                                       ______________________________

                                       Telephone:  (    ) _______________

                                       Telephone:  (    ) _______________




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